UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2019

GLOBAL FIBER TECHNOLOGIES, INC
(Exact name of registrant as specified in its charter)

Nevada	000-52047	11-3746201
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 Belmont Drive, Unit 1, Somerset NJ 08873

(Address of principal executive offices)

Phone: 973-390-0072

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Global Fiber Technologies, Inc. is referred to herein as the “Company”, “we”, “us”, or “our.”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements with Certain Officers

On August 17th 2019, Mr. Simon Graj, Mrs. Maj Britt Rosenbaum, Ms. Mary Lynn Landgraf, Mr. Mike Breen and Mr. Fred Andrieni resigned from the Board of Directors and formed a new “Board of Advisors” in order to serve the Company with greater efficiency, while avoiding any financial conflict of interests as a result of any remuneration paid the former directors for services in the past or services in the future.

Henceforth as of August 17th the Global Fiber Board of Advisors was formed with it’s role being to aid and assist management in creating business opportunities for the that would be complimentary to its current and future business model(s).

There was no remuneration paid any resigning board members in the form of cash, common stock or stock options in conjunction with the formation of the Board of Advisors. The Board of Directors now has 3 standing members. The Company provided the former directors with a copy of the disclosures it is making in this Current Report on Form 8-K and they consent to its contents.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

17.1	Resignation Letter

17.2	Resignation Letter

17.3	Resignation Letter

17.4	Resignation Letter

17.5	Resignation Letter

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SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 19, 2019

GLOBAL FIBER TECHNOLOGIES, INC

By:	/s / Chris H Giordano
Chris H Giordano
President

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